Exhibit 4.2

SEE REVERSE FOR LEGEND RELATING TO RESTRICTIONS ON TRANSFER

7.20% Cumulative Preferred Stock, Series M

NUMBER 1		SHARES 3,000
	PS BUSINESS PARKS, INC. Incorporated Under the Laws of the State of California	CUSIP 69360J 79 2

This certifies that American Stock Transfer & Trust Company, as Depositary, is the record holder of Three Thousand of the 7.20% Cumulative Preferred Stock, Series M of

PS BUSINESS PARKS, INC.

transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

Any Shareholder may obtain from the office of the Corporation a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof. By acceptance of this Certificate, the holder hereof assents and agrees to be bound by all of the provisions of the Articles of Incorporation and Bylaws of the Corporation and all amendments thereto.

See the reverse side of this Certificate for further information and for a description of provisions of the Articles of Incorporation governing the shares represented by this Certificate relating to redemption and restrictions on ownership and transfer.

Witness the “facsimile” Corporate Seal of this Corporation and the facsimile signatures of its duly authorized officers.

Dated: May 2, 2005

David Goldberg, Vice President	Edward A. Stokx, Secretary

Countersigned and Registered:
American Stock Transfer & Trust Company (New York)
Transfer Agent and Registrar

By
Authorized Officer

Signature(s) Guarantee

By
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

The Corporation is authorized to issue Common Stock, one or more series of Preferred Stock, one or more series of Equity Stock and Depositary Shares. The Corporation will furnish without charge to each shareholder, who so requests in writing, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof and a copy of the Corporation’s Bylaws. Any such request shall be made to the Corporation at the principal office of the Corporation at 701 Western Avenue, Glendale, California 91201-2349, Attention: Secretary.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE ARTICLES OF INCORPORATION, INCLUDING BUT NOT LIMITED TO (1) SECTION (C) OF THE CERTIFICATE OF DETERMINATION RELATING TO THE SHARES REPRESENTED BY THIS CERTIFICATE, WHICH CONFERS UPON THE BOARD THE RIGHT, ON OR AFTER MAY 2, 2010, TO CALL FOR REDEMPTION OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AND (2) THE PROVISIONS OF THE ARTICLES OF INCORPORATION WHICH SET FORTH OWNERSHIP LIMITATION PROVISIONS DESIGNED TO MAINTAIN THE CORPORATION’S QUALIFICATION AS A “REAL ESTATE INVESTMENT TRUST” UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

The shares of Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of assisting this corporation to maintain its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as set forth in Article IV of this corporation’s Articles of Incorporation, no person may Beneficially Own (i) more than 7.0% of the outstanding shares of Common Stock of this corporation, or (ii) more than 9.9% of the outstanding shares of any series of Preferred Stock or Equity Stock of this corporation, with certain further restrictions and exceptions as are set forth in this corporation’s Articles of Incorporation. Any Person who attempts to own or Beneficially Own Stock in excess of the above limitations must notify this corporation in writing at least 15 days prior to such attempt. If any of the restrictions on transfer or ownership set forth in Article IV of the Articles of Incorporation are violated, the Stock represented hereby will be automatically transferred to the Charitable Trustee of a Charitable Trust for the benefit of a Charitable Beneficiary pursuant to the terms of Article IV of the Articles of Incorporation. In addition, attempted transfers of Stock in violation of the limitations described above (as modified or expanded upon in Article IV of the Articles of Incorporation), may be void ab initio. All capitalized terms in this legend have the meanings defined in this corporation’s Articles of Incorporation, as the same may be amended from time to time. This corporation will furnish to the holder hereof, upon request and without charge, a complete written statement of the terms and conditions of Article IV of the Articles of Incorporation. Requests for such documents may be directed to the corporate secretary.

FOR VALUE RECEIVED __________________________________________    HEREBY SELL, ASSIGN AND TRANSFER

UNTO __________________________________________________________________________________________________________

SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE                                          AND                                                               APPOINT __________________________________________     ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED                      20

IN PRESENCE OF _______________________________________	}	__________________________________________
________________________________________________________		__________________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUR ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.